UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry in to a Material Definitive Agreement.

On April 6, 2021, NCR Corporation, a Maryland corporation (the “Company”), closed the previously announced offerings by the Company of $1.1 billion aggregate principal amount of 5.125% senior notes due 2029 (the “Initial Notes”) and $100 million aggregate principal amount of 5.125% senior notes due 2029 (the “Additional Notes” and, together with the Initial Notes, the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an indenture (the “Indenture”), dated as of April 6, 2021, among the Company, the Subsidiary Guarantor (as defined below) and U.S. Bank National Association, as trustee.

The Company intends to use the net proceeds from the issuance of the Notes, together with borrowings under its senior secured credit facilities and its trade receivables securitization facility and/or cash on hand, to finance the consideration payable in connection with the previously announced acquisition of Cardtronics plc (the “Cardtronics Acquisition”), to repay certain indebtedness of Cardtronics plc and to pay related fees and expenses. The proceeds of the Notes will be held in escrow until satisfaction of the escrow release conditions.

If such escrow release conditions are not satisfied on or prior to the earlier of November 1, 2021 and the date on which the Company notifies the escrow agent and the trustee in writing that the Company has determined that the escrow release conditions will not be satisfied, then $600 million of the principal amount of the Notes will be subject to a special mandatory redemption. If the Cardtronics Acquisition is not consummated, the remaining net proceeds from the issuance of the Notes (after the payment of the special mandatory redemption price) will be used for general corporate purposes.

The Notes will be senior unsecured obligations of the Company and will be guaranteed by NCR International, Inc., a Delaware corporation (the “Subsidiary Guarantor”).

Interest is payable on the Notes semi-annually in arrears at annual rates of 5.125% on April 15 and October 15 of each year, beginning on October 15, 2021. The Notes will mature on April 15, 2029.

At any time and from time to time, prior to April 15, 2024, the Company may redeem up to a maximum of 40% of the original aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price equal to 105.125% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 55% of the original aggregate principal amount of the applicable Notes remains outstanding; and (ii) such redemption occurs within 180 days of the completion of such equity offering.

Prior to April 15, 2024 the Company may redeem some or all of the Notes by paying a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium, as defined in the applicable Indenture, as of, and accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record of the applicable Notes on the relevant record date to receive interest due on the relevant interest payment date).

On or after April 15 of the relevant year listed below, the Company may redeem some or all of the Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2024 at a redemption price of 102.563%, 2025 at a redemption price of 101.281%, and 2026 and thereafter at a redemption price of 100.000%.

Upon a change of control, as defined in the applicable Indenture, the Company is required to offer to purchase all of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices thereunder and certain provisions related to bankruptcy events. The Indenture also contains customary high yield affirmative and negative covenants, including negative covenants that, among other things, limit the Company and its restricted subsidiaries’ ability to incur additional indebtedness, create liens on, sell or otherwise dispose of assets, engage in certain fundamental corporate changes or changes to lines of business activities, make certain investments or material acquisitions, engage in sale-leaseback or hedging transactions, repurchase common stock, pay dividends or make similar distributions on capital stock, repay certain indebtedness, engage in certain affiliate transactions and enter into agreements that restrict their ability to create liens, pay dividends or make loan repayments.

The foregoing description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the Indenture. The Indenture is filed hereto as Exhibit 4.1 and is incorporated herein by reference.

The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

4.1	Indenture relating to the Notes, dated April 6, 2021, among NCR Corporation, NCR International, Inc. and U.S. Bank National Association.

4.2	Form of 5.125% Senior Notes due 2029 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Timothy C. Oliver
Timothy C. Oliver
Executive Vice President and Chief Financial Officer

Date: April 6, 2021